SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

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The Beard Company
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NOTICE OF

ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD

JULY 9, 2009

AND PROXY STATEMENT

THE BEARD COMPANY

THE BEARD COMPANY

Harvey Parkway

301 N.W. 63rd Street, Suite 400

Oklahoma City, Oklahoma 73116

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, July 9, 2009

TO THE STOCKHOLDERS OF THE BEARD COMPANY:

We will hold our Annual Meeting of Stockholders at the Waterford Marriott Hotel, located at 6300 Waterford Boulevard, Oklahoma City, Oklahoma 73118 on Thursday, July 9, 2009 at 9:00 a.m. local time. We are holding the meeting for the following purposes:

(1)	To elect one member of the Board of Directors for a three (3) year term.

(2)	Ratification of the appointment of Cole & Reed, P.C. as our independent auditors for fiscal year 2009.

(3)	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Holders of record of our common and preferred stock at the close of business on May 15, 2009, are entitled to vote at the meeting.

In addition to the proxy statement and proxy card, a copy of our Annual Report on Form 10-K, which is not part of the proxy soliciting material, is enclosed.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning a proxy card. You can revoke a proxy at any time prior to its exercise.

By Order of the Board of Directors

/s/ Hue Green

Hue Green

Secretary

Oklahoma City, Oklahoma

April 30, 2009

THE BEARD COMPANY

Harvey Parkway

301 N.W. 63rd Street, Suite 400

Oklahoma City, Oklahoma 73116

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of The Beard Company of proxies to be voted at our Annual Meeting of Stockholders, to be held on Thursday, July 9, 2009, and at any meeting following postponement or adjournment of the annual meeting. Unless the context requires otherwise, all references to “we” and “us” and “our” refer to The Beard Company.

You are cordially invited to attend the annual meeting which will begin at 9:00 a.m. local time. The meeting will be held at the Waterford Marriott Hotel, 6300 Waterford Boulevard, Oklahoma City, Oklahoma 73118.

We are first mailing this proxy statement, the proxy card and voting instructions on June 1, 2009, to stockholders of record at the close of business on May 15, 2009, the record date for the meeting.

You can revoke your proxy at any time before it is voted at the meeting by timely delivery of a properly executed, later-dated proxy or by voting in person at the meeting. Management urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it as indicated immediately.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted FOR the election of the nominee for Director named below (Proposal No. 1). To the extent contrary specifications are not given, your proxy will be voted FOR the approval of Proposal No. 2 described below.

If any other matters are properly presented at the annual meeting for consideration at the meeting or any postponement or adjournment thereof, the individuals named as proxies will vote the proxies in their discretion in the manner they believe to be in our best interest. At the date this proxy statement went to press we did not know of any other matters that are to be presented at the annual meeting other than the two Proposals set forth below.

The accompanying form of proxy has been prepared at our direction and is sent to you at the request of the Board of Directors. The proxies named herein have been designated by your Board of Directors.

We will pay the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on our behalf in person or by telephone by our directors, officers or employees, who will receive no additional compensation for soliciting. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our stock.

OUR ANNUAL REPORT ON SECURITIES AND EXCHANGE COMMISSION FORM 10-K (THE “FORM 10-K”), INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 IS INCLUDED HEREWITH.

GOVERNANCE OF THE COMPANY

Pursuant to the Oklahoma General Corporation Law and our Bylaws, our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have four members of the Board: W.M. Beard, Allan R. Hallock, Harlon E. Martin, Jr. and Herb Mee, Jr.

The Board has three standing committees:

•	The Audit Committee, the members of which are: Harlon E. Martin, Jr. (Chairman) and Allan R. Hallock;

•	The Compensation Committee, the members of which are: Allan R. Hallock (Chairman) and Harlon E. Martin, Jr.; and

•	The Nominating/Corporate Governance Committee, the members of which are: Harlon E. Martin, Jr. (Chairman) and Allan R. Hallock.

Independence of Directors. The Board has determined that all of the directors other than Messrs. Beard and Mee, including those who serve on the Audit Committee, are “independent” as defined by NASDAQ Rule 4200(a)(15), NASDAQ Rule 4350(d) and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships and on discussions with the directors.

Committee Charters. The Board has adopted a charter for each of the three standing committees. You can find links to these materials on our website at: http://www.beardco.com/governance.

Board and Committee Meetings. During 2008 the Board met six times. All of the directors attended more than 75% of the total number of meetings of the Board of Directors and the Board committees of which they were a member during 2008. At least quarterly, the non-management directors meet in private session without members of management. These sessions are presided over by the Chairman of the Audit Committee.

Audit Committee

The Audit Committee focuses its efforts on the following three areas:

•	The adequacy of our internal controls and financial reporting process and the integrity of our financial statements;

•	The independence and performance of our independent auditor; and

•	Our compliance with legal and regulatory authority.

The committee meets periodically with management to consider the adequacy of our internal controls and the financial reporting process. It also discusses these matters with our independent auditors and with our appropriate financial personnel. The committee reviews our financial statements and discusses them with management and the independent auditors before those financial statements are filed with the Securities and Exchange Commission.

The committee regularly meets privately with the independent auditor, has the sole authority to retain and dismiss the independent auditors and periodically reviews their performance and independence from management. The independent auditors have unrestricted access and report directly to the committee.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee (the “Committee”) with respect to our audited financial statements for the year ended December 31, 2008.

The Committee is comprised of the two independent directors listed below and operates under a written charter adopted by the Board on June 14, 2000, and amended on April 29, 2009. The Charter, as amended, is publicly available on our website at http://www.beardco.com/governance. If we make any substantive amendments to our Charter, the new amendment will be posted on our website.

In its corporate oversight role, the Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

Audit Committee Financial Expert. The Board has determined that a member of the Committee, Mr. Martin, is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, and “independent” for purposes of Section10A(m)(3) of the Securities Exchange Act of 1934.

The Committee held five meetings during 2008. The meetings were designed to facilitate open communication between the Committee, management and our independent public accountants, Cole & Reed, P.C. (“C&R”). At such meetings the Committee reviewed and discussed with C&R and management our audited consolidated financial statements and, when applicable, our unaudited interim financial statements.

The Committee approves, in advance, all auditing services and permitted non-audit services to be performed for us by our independent auditor, subject to the de minimus exceptions for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit. The Committee has delegated authority to the Committee Chairman, when appropriate, to grant advance approvals of audit and permitted non-audit services, with the proviso that such decisions be presented to the full Committee at its next scheduled meeting.

The Committee discussed with C&R the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA,

Professional Standards, Vol. 1, AU section 380). C&R also provided to the Committee the written disclosures and the letter required by applicable requirements of the Public Accounting Oversight Board regarding C&R’s communications with the Audit Committee concerning independence. The Committee has discussed with C&R its independence from the Company.

Based on the review and discussions above, the Committee recommended to the Board that the Company’s audited financial statements be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2008.

Although we are not listed on the NASDAQ Stock Market, all of the members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the NASD’s listing standards.

The Committee has considered the services rendered by our principal accountant for the most recent fiscal year as described above and has concluded that the provision of such services is compatible with maintaining the principal accountant’s independence.

By the Audit Committee:

Harlon E. Martin, Jr., Chairman

Allan R. Hallock

Audit Fees

The fees billed by C&R for the indicated services for fiscal years 2008 and 2007 were as follows:

	Fiscal Year 2008	Fiscal Year 2007

Audit fees	$ 80,900(1)	$ 73,600 (2)
Audit-related fees (3)	$ 11,300	$ 9,450
Tax fees	$ 38,200	$ 42,850
All other fees(4)	$ 0	$ 12,900

(1)Includes $24,500 for services rendered in 2008 and $56,400 for services rendered in 2009.

(2)Includes $24,600 for services rendered in 2007 and $49,000 for services rendered in 2008.

(3)Includes $11,300 and $9,450 for audit services related to the Company’s 401(k) plan in 2008 and 2007, respectively.

(4)Includes $0 and $12,900 for services rendered in connection with Cole & Reed’s assessment of SOX-related matters in 2008 and 2007, respectively.

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for us by our independent auditors, subject to the de minimus exceptions for permitted non-audit services. Each year, the independent auditor’s retention to audit our financial statements, including the associated fee, is approved by the committee before the filing of the preceding year’s annual report on Form 10-K. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements for additional services in the event that a need arises for pre-approval between committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full committee at the next committee meeting.

All of the fees required to be pre-approved by the Audit Committee were pre-approved by the Audit Committee for the years ended December 31, 2008 and 2007.

Appointment of Auditors for 2009

The Audit Committee has reappointed Cole & Reed, P.C. as the independent accountants to audit and report on our consolidated financial statements for 2009.

Representatives of Cole & Reed, P.C. will be present at the meeting. They will be given an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Nominating/Corporate Governance Committee

The principal responsibilities of the Nominating/Corporate Governance Committee are as follows:

•

Developing and recommending criteria for evaluating and selecting candidates for election or re-election to the Board, and assisting the Board in identifying and attracting qualified director candidates;

•	Selecting and making recommendations to the Board on the director nominees for the next annual meeting of stockholders, and recommending individuals to fill vacancies when they occur;
•	Determining Board committee structure and membership;
•

Reviewing, at least annually, the adequacy of our corporate governance principles and practices, and recommending any proposed changes to the Board for approval. Such review shall include a reassessment of the adequacy of all committee charters and of the Company’s Code of Ethics, with recommendation of any proposed changes;

•

Reviewing any issues regarding the independence of directors or involving potential conflicts of interest, evaluating any change to the status of individual directors and making recommendations regarding the propriety of continued service; and

•	Developing and implementing an annual procedure for evaluating the Board’s performance.

The Committee has adopted a Nominating/Corporate Governance Committee charter. The Company’s by-laws provide that nomination of election to the Board of Directors may be made by the Board of Directors or by any stockholder. The Committee will consider nominees recommended by our shareholders if such recommendations are made in writing to the Committee and delivered not less than 120 days before any meeting at which any directors are to be elected. Nominations must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating shareholder is the beneficial record owner of our common stock. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. If the shareholder complies with these procedures, the shareholder’s nominees will receive the same consideration that nominees developed by the Committee receive. Nominations should be delivered to the Committee at the following address: Nominating/Corporate Governance Committee, Attention: Harlon E. Martin, Jr., c/o The Beard Company, 301 N.W. 63rd Street, Suite 400 , Oklahoma City, OK 73116.

In considering possible candidates for election as a director, the Nominating/Corporate Governance Committee is guided by the principles that each candidate should have:

•	a record of achievement in business and/or civic endeavors;
•	strong ethics;
•	leadership qualities;
•	expertise pertinent to our operations;
•	ability to analyze and interpret our business and activities of an entrepreneurial nature;
•	ability to attract relationships pertinent to our business; and
•	any such other criteria as the Committee shall determine to be relevant at the time.

Currently, we do not employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

The nominee for director this year is a sitting director who was approved by the Nominating/Corporate Governance Committee for inclusion on our proxy card. Shareholders did not recommend any nominees for director at the 2009 Annual Stockholders Meeting.

The Committee met one time in 2008.

Compensation Committee

The principal functions and requirements of the Compensation Committee are as follows:

•	Reviews the objectives, structure, cost and administration of our major compensation and benefit policies and programs.
•	Reviews and makes recommendations concerning remuneration arrangements for senior management, including the specific relationship of corporate performance to executive compensation.
•	Reviews our performance versus the CEO’s compensation and establishes measures of the Company’s performance upon which the CEO’s compensation is based.
•	Administers our compensation, benefit and incentive plans.

The committee met one time in 2008.

Code of Ethics

We have adopted The Beard Company Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, and the principal executive officer and principal accounting officer of our Coal Segment. Our Code of Ethics is publicly available on our website at http://www.beardco.com/governance. If we make any substantive amendments to our Code of Ethics or grant any waiver, including any implicit waiver, from a provision of this Code to our executive officers, we will disclose the nature of such amendment or waiver on our website.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee in 2008 were Allan R. Hallock, Harlon E. Martin, Jr., and Ford C. Price. With the exception of Mr. Hallock, who was an employee of Beard Oil from December of 1986 until April of 1987, none of the members have ever been an officer or employee of us or any of our subsidiaries, and no “compensation committee interlocks” existed during 2008.

Stockholder Communications with Directors

General. Our Board of Directors believes that direct access to our independent directors, who constitute our Nominating/Corporate Governance Committee and our Audit Committee, is essential to ensuring that corporate governance concerns, recommendations for director nominees, questions concerning our accounting functions, internal controls or auditing practices, and reports of potential violations of law or Company policies, are addressed at the highest level. Stockholders who want to communicate with the Board or any individual director directly can write to:

The Beard Company
Board Administration
c/o Harlon E. Martin, Jr.
11200 Westheimer, Suite 905
Houston, TX 77042

Your letter should indicate that you are a stockholder. The Audit Committee will review each letter to the directors to determine the appropriate action to take with respect to each letter. Depending on the subject matter, the Audit Committee will:

•	Forward the communication to the director or directors to whom it is addressed;
•	Forward the communication to management, for example where it is a request for information about the Company or it is a stock-related matter; or
•	Not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each Board meeting, the Audit Committee will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors on request.

Director Attendance at Annual Meetings

Our annual stockholders’ meetings do not always fall in conjunction with our regularly scheduled Board meetings. We encourage our outside directors to attend the stockholders’ meetings even if they do not fall on the date of a Board meeting, but do not reimburse for attendance unless it is in conjunction with a Board meeting. In 2008 all of our outside directors attended our annual stockholders’ meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of a registered class of our equity securities (collectively "reporting persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Toour knowledge, based solely on a review of Forms 3, 4 and 5 furnished to us and information received from each reporting person, for the fiscal year ended December 31, 2008, W.M. Beard filed two late reports and had four transactions that were not reported on a timely basis; Allan R. Hallock filed two late reports and had five transactions not reported on a timely basis; Herb Mee, Jr. filed two late reports and had two transactions not reported on a timely basis; Hue Green filed one late report and had one transaction not reported on a timely basis; Ford C. Price filed one late report and had two transactions that were not reported on a timely basis; and 7HBF, Ltd. filed one late report and had four transactions that were not reported on a timely basis.

ELECTION OF DIRECTORS

(Proposal No. 1)

Our Certificate of Incorporation (the “Certificate”) provides for a Board of Directors of not more than nine nor less than three directors, including one director elected by the preferred stockholders, as determined from time to time by the Board. Our preferred stockholders filled the directorship vacancy which they were entitled to fill in February 1994 by the election of Michael E. Carr, who resigned effective February 1, 2002. To date, the sole remaining preferred stockholder has not elected to fill such vacancy. The Certificate also provides that the portion of the Board of Directors which is elected by our common stockholders shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year.

At the meeting, one director is to be elected by the common stockholders for a three-year term expiring at the date of the Annual Meeting of Stockholders in 2012. The term of Mr. Allan R. Hallock expires this year, and he will be the nominee for a term expiring in 2012.

The term of Mr. Ford C. Price, who passed away on April 2, 2009, also expires this year. The Nominating/Corporate Governance Committee has not yet recommended a successor to fill the vacancy on the Board left by Mr. Price. Pursuant to the Company’s Bylaws, whenever there is a vacancy on the Board, until such vacancy is filled the continuing directors have all the powers granted to the directors and shall discharge all the duties imposed upon the directors. Although the Company’s Bylaws do not contain a provision regarding how vacancies should be filled, Section 1028 of the Oklahoma General Corporation Act provides that in the absence of such provision, the vacancy shall be filled by the Board of Directors.

The persons named in the proxy card will vote such proxy for the election of the above-named nominee, unless you indicate that your vote should be withheld. Such nominee has served continuously as a director of the Company or of its predecessors since first elected. Mr. Hallock has indicated to us that he will serve if elected. We do not anticipate that the nominee will be unable to stand for election, but if that happens, the resulting vacancy will be filled at such time as the Board finds a suitable candidate. The election of a director at this meeting will be by plurality vote. The director elected at the Annual Meeting will serve for a three-year term and until his successor is elected and qualified, in accordance with the provisions of the Certificate and our By-Laws.

Certain information with respect to the nominee for Director and the three Directors whose terms do not expire this year is as follows:

Nominee for Election for a Term of Three Years Expiring in 2012:

Nominee (age), year first became a Director of us or Beard Oil Company (“Beard Oil”):

Allan R. Hallock (79), 1986

Allan R. Hallock was elected as our director in 1993. He served as a director of Beard Oil from 1986 until 1993. Mr. Hallock is currently an independent consulting geologist. He served as Vice President and Exploration Manager of Gemini Corporation from 1970 until 1986.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ABOVE NOMINEE.

Directors to Continue in Office with Terms Expiring in 2010:

Harlon E. Martin, Jr. (61), 1997

Harlon E. Martin, Jr. was elected as our director in October 1997. Mr. Martin has served as the principal of H. E. Martin & Company, a Houston investment banking firm, since its founding in 1990. He was a co-founder of GTM Securities Corp. in 1985 and served as a principal of such firm until 1989. H. E. Martin & Company is not a parent, subsidiary, or other affiliate of us.

Herb Mee, Jr. (80), 1974

Herb Mee, Jr. has served as our President since 1989 and as our Chief Financial Officer since 1993. He has served as President of Beard Oil, our predecessor, since 1973 and as its Chief Financial Officer since 1993. He has also served as a director of us and Beard Oil since their incorporation. Mr. Mee served as President of Woods Corporation, a New York Stock Exchange diversified holding company, from 1968 to 1972 and as its Chief Executive Officer from 1970 to 1972.

Director to Continue in Office with Term Expiring in 2011:

W. M. Beard (80), 1974

W.M. Beard has served as our Chairman of the Board and Chief Executive Officer since 1992. He previously served as our President and Chief Executive Officer from our incorporation in 1974 until 1985. He has served Beard Oil as its Chairman of the Board and Chief Executive Officer since 1969. He has also served as a director of us and Beard Oil since their incorporation. Mr. Beard has been actively involved since 1952 in all management phases of us and Beard Oil from their inception, and as a partner of their predecessor company.

There is no family relationship between any of our directors or executive officers.

Executive Officers and Significant Employees of the Registrant.

The table below sets forth the age, positions with us and the year in which each person first became our executive officer or significant employee. All positions are held with us unless otherwise indicated, and such persons are part of the corporate staff serving us and all of our subsidiaries unless otherwise indicated.

Name	Principal Positions	Executive Officer Or Significant Employee of Beard or Beard Oil Since	Age

W. M. Beard	Chairman of the Board and Chief Executive OfficerAB	June 1969	80

Herb Mee, Jr.	President & Chief Financial OfficerAB	November 1973	80

C. David Henry	President – Beard Technologies, Inc. (“BTI”) CE	July 2004	55

Marc A. Messner	President – Advanced Internet Technologies, L.L.C. (“AIT”) DE, Sole Manager - starpay.com, l.l.c.(“starpay”)DE and Vice President Corporate Development of the Company	April 1999	47

Jack A. Martine	Controller and Chief Accounting Officer	October 1996	59

Harl R. Dubben	TreasurerB	July 1997	48

Hue Green	Secretary	April 2008	58

ADirector of the Company.

BTrustee of certain assets of the Company's 401(k) Trust.

CDevotes all of his time to this subsidiary.

DDevotes most of his time to these subsidiaries.

EIndicated entities are subsidiaries of the Registrant.

Information concerning W. M. Beard and Herb Mee, Jr. is set forth above under “Election of Directors”. Information concerning our other executive officers and certain significant employees is set forth below:

C. David Henry has served as President of BTI since July 2004. He previously served from 2000 until July 2004 as BTI’s Vice President of Operations where he focused on the development of coal recovery operations through the utilization of advanced coal processing technologies and the production of high-grade fine coal products. His area of expertise includes recovery and reclamation of coal slurry impoundments, testing and analysis of coal slurry samples, slurry pond reclamation design and coal preparation.

Marc A. Messner has served as President of AIT and as sole manager of starpay since May 2003. He served as President and Chief Executive Officer of starpay (and its predecessor) from April 1999 to May 2003, and as Sole Manager of starpay since May 2003. He has also served as our Vice President – Corporate Development since August 1998. Mr. Messner is the inventor of starpay’s proprietary payment system technology. From 1993 to 1998 he served as President of Horizontal Drilling Technologies, Inc., a company he founded in 1993 which we acquired in 1996.

Jack A. Martine has served as our Controller, Chief Accounting Officer and Tax Manager since 1996. Mr. Martine had previously served as tax manager for BOC from June 1989 until October 1993. Mr. Martine is a certified public accountant.

Harl R. Dubben has served as our Treasurer since August 1, 2006. Prior to such time Mr. Dubben had served as Assistant to the Controller and Chief Accounting Officer since 2002.

Hue Green has served as our Secretary since March 8, 2007, and was appointed to be an Executive Officer on April 28, 2008. She received her BS degree in organizational leadership from Southern Nazarene University in 2007 and received her MBA degree from Oklahoma Christian University in August of 2008.

All executive officers serve at the pleasure of the Board of Directors.

There is no family relationship between any of our executive officers. All executive officers hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders or until their prior resignation or removal.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview of Compensation Program.Our Board of Directors (the “Board”) has overall responsibility for establishing compensation for our directors and executive officers. Our Board has delegated to the Compensation Committee of the Board the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy with respect to our executive officers. Throughout this Proxy Statement the individuals who served as our chairman/chief executive officer (“CEO”) and president/chief financial officer (“CFO”) during fiscal 2008 are referred to as our named executive officers. We had no other executive officers that had total compensation in excess of $100,000 in fiscal 2008. The types of compensation and benefits provided to our named executive officers are similar to those provided to the other executive officers.

Compensation Philosophy and Objectives. Because of our recent history of net operating losses, the Board made the decision several years ago that no salary increases would be granted to our named executive officers until we again start generating operating earnings. Salary increases and bonuses to the other executive officers have also been held to a minimum for the same reason.

Because of the limitation on salary increases, and in order to bolster employee morale, the Board determined to pay a special bonus to one of our named executive officers, to three of our executive officers and two other employees in 2008. Mr. Mee was awarded a 0.1875% interest in Geohedral LLC. Messrs. Martine and Dubben and Mrs. Green, who are executive officers, were awarded 8,200, 5,500 and 5,500 shares, respectively, of restricted common stock. We paid all of the taxes in connection with such awards, so that the total compensation amounts to the four parties were $24,252, $23,333, $15,651 and $15,651, respectively.

The Committee meets once each year to establish specific compensation levels for the named executive officers and to review the compensation level of the other executive officers, whose compensation is actually determined by the CEO and the CFO.

During the last several years (up until February 29, 2008 when the 2005 Deferred Stock Compensaion Plan was terminated), a combination of base salary and participation in our deferred stock compensation plans in order to conserve cash were the primary forms of compensation, and stock options have only been granted to other executive officers. Because our stockholders have already suffered significant dilution as a result of the warrants and convertible notes we have issued in order to cover the cash drain from our operating losses, the granting of stock options in recent years has also been held to a minimum, and no such options have been granted in recent years to the named executive officers.

The Committee believes that the total compensation of our CEO, CFO and the other executive officers should be tied to our success in achieving long-term growth in earnings, cash flow and stock price per share. The Committee also believes that, once the Company has again achieved profitability, the total cash compensation of such officers should, to the extent possible, be similar to the total cash compensation of similarly situated executives of peer group public companies.

Role of Executive Officers in Compensation Decisions. The Committee makes all compensation decisions for our named executive officers and, after consultation with them, approves equity awards to all of our employees. Our CEO and CFO determine the non-equity compensation of executive officers other than themselves.

Our CEO and CFO annually review the performance of each executive officer (other than the named executive officers whose performance is reviewed by the Committee). The conclusions reached as the result of and recommendations based on these reviews, including recommendations with respect to salary adjustments and annual bonus or equity award amounts, are presented to the Committee. The Committee then exercises its discretion in determining adjustments or awards to executive officers.

2008 Executive Compensation Components. For the fiscal year ended December 31, 2008, the principal components of compensation for our named executive officers were:

▪	Base salaries; and

▪	Bonus awards.

Participation in a deferred stock compensation plan is no longer considered to be an element of our compensation package due to changes in IRS regulations which we believe has made such participation counter-productive.

Base Salaries.We provide our named executive officers and other employees with base to compensate them for services rendered during the fiscal year. Base salaries for our named executive officers are determined for each executive based on his or her position and responsibility. No salary increases have been granted to our named executive officers since 1990, and none will be considered in 2009. Although we did not generate operating profits in 2008, increases in base salary are currently under consideration for our other executive officers, despite our recent poor operating results, because of the major turnaround in our financial results during the past 12 months.

During its review of base salaries for executives, the Committee primarily considers:

•	Our recent financial and operating results;
•	The executive’s compensation, both individually and relative to other officers;
•	Individual performance of the executive; and
•	Background and experience.

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to salaries of named executive officers are based on the Committee’s assessment of the individual’s performance.

Cash Bonuses. All of our employees and directors receive a small year-end bonus depending upon their length of service as employees of us or Beard Oil. Because of the overall financial results, no other cash bonuses have been paid to the named executive officers during the last three fiscal years. The CEO and all of the directors elected to defer all of their year-end bonuses for calendar years 2007 and the first two months of 2008 (prior to termination of the 2005 DSC Plan).

Deferred Stock Compensation Plans. In November of 2005 we adopted the 2005 Deferred Stock Compensation Plan (the “2005 DSC Plan”) to provide a means to promote ownership of a greater proprietary interest by our officers and directors. In addition, the 2005 DSC Plan and three predecessor plans were extremely important during 2001-2007 as a mechanism to conserve our cash. The 2005 DSC Plan, as amended, authorized the issuance of 400,000 shares of common stock. As of February 29, 2008, a total of 400,159 Stock Units had been credited to the accounts of Messrs. Beard, Hallock, Martin and Price based upon their deferral of $347,685 of executive compensation and director fees, respectively.

Descriptions of our 2003-2 DSC Plan and our 2005 DSC Plan are set forth below. See “Nonqualified Deferred Stock Compensation Plans."

Stock Option Plans. The Committee desires to reward long-term strategic management practices and enhancement of stockholder value through the award of stock options. The Committee believes that stock options encourage increased performance by our key employees by providing incentive to employees to elevate the long-term value of our common stock, thus aligning the interests of our employees with the interests of our stockholders. Additionally, stock options build stock ownership and provide employees with a long-term focus.

On May 1, 2006, we adopted the 2006 Stock Option Plan (the “2006 SO Plan”), which authorizes the granting of up to 100,000 shares of our common stock. Incentive stock options of 15,000 shares each were granted to three key employees, including two executive officers, on such date in lieu of any salary increases. One of these executive officers subsequently resigned on July 31, 2006, and her option was cancelled. Another employee was terminated on December 31, 2008 and his option was cancelled. No grants were made to the named executive officers in 2007 or 2008. As a result, participation in the 2006 SO Plan was not one of the principal components of compensation for such officers in fiscal year 2008.

401(k) Plans. The Beard Group 401(k) Profit Sharing Plan is a tax-qualified retirement savings plan pursuant to which all employees, including the named executive officers, are able to contribute not less than 1% nor more than 50% of their annual salary to the plan on a before-tax basis. Our coal reclamation subsidiary has a separate 401(k) plan for its employees. Our 401(k) plans, which included a 100% match (up to a cap of 5% of gross salary) in order to encourage participation, were considered to be one of our principal benefits until, due to our deteriorating cash position, we notified all participants in July of 2002 that we were suspending the 100% match until further notice. The match was reinstated for the union members of our coal subsidiary effective April 1, 2006. Contributions to the subsidiary’s plan totaled $11,000 in 2007 and $0 in 2008. At year-end 2008 the match had not been reinstated for the Beard Group Plan or the non-union employees of the coal subsidiary, so this component was not an element of the 2008 compensation package for our executive officers. Employee contributions to the Beard Group Plan are fully vested upon contribution; any matching contributions are fully vested after six years.

One of the investment options available under the Beard Group 401(k) Plan is the option for each participant to invest all or part of his investment account in our common stock (the “Stock Fund”). The Committee feels that this option is important because it enables key management members to increase their ownership in us, further aligning their interests with those of the stockholders. Both the CEO and CFO have a significant portion of their 401(k) invested in the Stock Fund.

Perquisites and Other Personal Benefits. Perquisites are not a material component of our executive compensation philosophy. The perquisites provided to our named executive officers in 2007 and 2008 did not exceed $10,000 each.

Executive Employment Agreements.We have no employment agreements with any of our employees.

Tax and Accounting Implications.The Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 paid to certain individuals in any taxable year. We believe compensation paid under our incentive compensation plans is generally fully deductible for federal income tax purposes. No executive officer’s compensation for 2008 exceeded the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as amended, and as a result, for fiscal 2008, all amounts paid to our named executive officers were deductible. The same result is anticipated for 2009. The Committee does not anticipate that any executive officer’s compensation would approach the threshold level in the foreseeable future.

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. We believe we are operating in good faith compliance with the statutory provisions that were effective January 1, 2005.

Beginning on January 1, 2006, we began accounting for stock-based payments, including grants and awards under our 2006 Stock Option Plan, in accordance with the requirements of FAS 123(R).

CEO Compensation.W. M. Beard has been Chairman and CEO of the Company and its predecessors since 1974. Mr. Beard’s 2008 base salary was $132,000, and has not increased since 1990. He receives, along with all other Beard employees, a small year-end bonus based on length of service. Mr. Beard has not received a stock option grant since 1994. Based on our profitability and his existing share ownership, the granting of any additional stock options to Mr. Beard was not considered by the Committee in 2008. The Committee may consider the awarding of additional options to key management members, including Mr. Beard, in 2009 and subsequent years. Any such grants will depend upon our profitability at such time, the outlook for our various businesses and the Committee’s determination of the need to provide additional incentives to management.

Compensation Committee Report.The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Allan R. Hallock, Chairman

Harlon E. Martin, Jr.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers for the two fiscal years ended December 31,2008.

Based on the base salary of the named executive officers in 2008, “Salary” and “Bonus” accounted for 100% of the total compensation of the named executive officers while incentive compensation accounted for none of their total compensation during such year.(1)

(a)	(b)	(c)	(d)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	All other compensation ($)	Total ($)
W. M. Beard Chairman and Principal Executive Officer	2008 2007	$132,000(2) $132,000(3)	$2,750 $2,700(3)	$—(4)(6) $—(4)(6)	$134,750 $134,700
Herb Mee, Jr. President and Principal Financial Officer	2008 2007	$132,000 $132,000	$26,002 $1,700	$—(5)(6) $—(5)(6)	$158,002 $133,700

(1)

Bonus for length of service with us or Beard Oil. Such bonus is not considered to be a true incentive bonus. The $24,252 bonus paid to Mr. Mee in 2008 was not an incentive since it was awarded after the fact for his efforts in raising the $4,795,000 that was raised by Geohedral, LLC, a 23.16375%-owned subsidiary, to fund their mining activities.

(2)

Mr. Beard deferred 90% ($19,800) of his salary during the first two months of the year into the Company’s 2005DSC Plan. Such amounts were reported as Executive Contributions in the Nonqualified Deferred Compensation table.

(3)

Mr. Beard deferred 90% ($118,800) of his salary and all of his length of service bonus during the year into the Company’s 2005DSC Plan. Such amounts were reported as Executive Contributions in the Nonqualified Deferred Compensation table. In 2008 a total of 321,212 shares of common stock having a value of $192,727 were delivered to Mr. Beard representing his lump sum distribution of shares under the Company’s 2005 DSC Plan, Such amount was reported as a Distribution in the Nonqualified Deferred Compensation table, and accordingly has not been included in column (i) above.

(4)

In 2008 and 2007 a total of 42,370 and 42,370 shares of common stock, respectively, having a value of $11,016 and $13,558 on the respective dates of distribution, were delivered to Mr. Beard representing his annual distribution of shares under the Company’s 2003-2 DSC Plan. Such amounts were reported as Distributions in the Nonqualified Deferred Compensation table, and accordingly have not been included in column (i) above.

(5)

In 2008 and 2007 a total of 23,765 and 23,765 shares of common stock, respectively, having a value of $6,179 and $8,318 on the respective dates of distribution, were delivered to Mr. Mee representing his annual distribution of shares under the Company’s 2003-2 DSC Plan. Such amounts were reported as Distributions in the Nonqualified Deferred Compensation table, and accordingly have not been included in column (i) above.

(6)	The perquisites and personal benefits of the named executive officers did not exceed $10,000 each.

Nonqualified Deferred Compensation

The table below summarizes the total contributions by and distributions to each of the named executive officers in the fiscal year ended December 31, 2008:

There were no contributions by us and no earnings during such period.

(a)	(b)	(e)	(f)
Name And Title	Executive Contributions in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)

W. M. Beard PEO	2003-2 Plan – None 2005 Plan - $19,800(1)	2003-2 Plan - $11,016 2005 Plan - $192,727	2003-2 Plan - $1,016,868 2005 Plan - None

Herb Mee, Jr. PFO	2003-2 Plan – None 2005 Plan - None	2003-2 Plan - $6,179 2005 Plan - None	2003-2 Plan - $380,224 2005 Plan - None

(1)  The amount reported in columns (b) above for Mr. Beard were reported as compensation in fiscal year 2008 in our Summary Compensation Table

Nonqualified Deferred Stock Compensation Plans

The 2003-2 DSC Plan. In September of 2003 our Board of Directors adopted The Beard Company 2003-2 Deferred Stock Compensation Plan (the “2003-2 DSC Plan”) and authorized the issuance of a maximum of 200,000 shares of our common stock that could be distributed in settlement of Stock Unit Accounts under such Plan. In February of 2004, the Board amended the 2003-2 DSC Plan to increase the number of authorized shares thereunder to 400,000. In June of 2004 the stockholders approved the 2003-2 DSC Plan, as amended. As a result of our 2-for-1 stock split effected as of the close of business on August 6, 2004, the number of authorized shares increased to 800,000. In November of 2005 the total number of shares that had been credited to the participants’ Stock Unit Accounts in the 2003-2 DSC Plan was approaching the maximum number of shares (800,000) that had been authorized for issuance thereunder and the Board terminated the 2003-2 Plan.

Upon termination of the Plan, a total of 797,812 Stock Units had been credited to the participants’ Stock Unit Accounts in the Plan based upon the participants’ deferral of $425,100 of director fees or executive compensation. At year-end 2008, a total of 448,535 shares had been distributed to the participants, four fractional shares had been cashed out, and 349,273 additional shares remained to be distributed to the named executive officers who had elected the equal annual installments distribution method. All of such shares were, or will be, issued from authorized but unissued shares.

The 2005 DSC Plan. In November of 2005 the Board adopted The Beard Company 2005 Deferred Stock Compensation Plan (the “2005 DSC Plan”) which authorized the issuance of a maximum of 100,000 shares of our common stock that may be distributed in settlement of Stock Unit Accounts under such Plan. In April of 2006 the Board amended the 2005 DSC Plan to increase the number of authorized shares thereunder to 200,000. In July of 2006 the stockholders approved the Plan, as amended. On April 26, 2007, the Board amended the 2005 DSC Plan to increase the number of authorized shares thereunder to 400,000, subject to shareholder approval. In July of 2007 the stockholders approved the 2005 DSC Plan, as amended.

At February 29, 2008, a total of 400,159 Stock Units had been credited to the participants’ Stock Unit Accounts in the 2005 DSC Plan based upon the participants’ deferral of $347,685 of director fees or executive compensation. Since only 400,000 shares of common stock were authorized for issuance under the Plan, the Plan was terminated on such date. 399,997 shares were issued to the four Participants, and 162 shares were cashed out.

Compensation of Outside Directors

The table below summarizes the total compensation of each of our outside directors in the fiscal year ended December 31, 2008:

(a)	(f)	(g)	(h)
Name and Principal Position	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Allan R. Hallock(1)	$ 1,300	$ 8,450	$ 9,750
Harlon E. Martin, Jr.(1)	$ 1,300	$ 8,000	$ 9,300
Ford C. Price(1)	$ 1,300	$ 8,450	$ 9,750

(1)  Messrs. Hallock, Martin and Price were our outside directors in 2008. Mr. Price passed away in 2009.

Our Board determines all cash and non-cash compensation paid to our outside directors. We use a combination of cash and stock-based compensation to attract and retain candidates to serve on our Board. We pay our non-employee directors a quarterly fee of $1,500 for their services plus the following fees for directors' meetings which they attend: annual and 1-1/2 day meetings -- $750; regular meeting -- $500; telephone meeting -- $100 to $300 depending upon the length of the meeting. In 2006 the non-management directors each received $1,500 per quarter for their services, and also received $2,550 each for their attendance at meetings. They also receive a small year-end bonus depending upon their length of service as directors of us and Beard Oil. Such bonus amounted to $1,000 each for Messrs. Hallock and Price and $550 for Mr. Martin in 2008. (See “Nonqualified Deferred Stock Compensation Plans – The 2005 DSC Plan” above for additional details). Under the Plan, the electing directors could defer all or a portion of their fees until termination of service or termination of the Plan, at which time the accounts are settled by distribution of a number of shares of our common stock equal to the number of Units credited under the Plan. A Unit is equal to the amount deferred divided by the fair market value of a share of common stock on the date of deferral. All of the directors deferred their quarterly fees, attendance fees for the first two months of 2008 pursuant to the Plan, which was terminated on February 29, 2008. . We also provided some health benefits for our non-management directors who are not otherwise covered. However, the value of such benefits amounted to less than $10,000 each and is not included in the above table. None of the directors received additional compensation in 2008 for their committee participation. Outside directors also receive reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings. Our employee directors are not compensated for their services as s director of our Board.

VOTING SECURITIES OUTSTANDING

As of April 24, 2009 we had 9,912,457 shares of common stock and 27,838 shares of preferred stock issued and outstanding. Each share of common stock is entitled to one vote on all matters presented at the meeting. Each share of preferred stock was convertible into 10.64438204 (296,318) shares on the record date, and (iii) is entitled to one vote for each full share of common stock into which it was convertible. Accordingly, a total of 10,208,775 votes are entitled to be cast at the meeting, and the holder of the preferred stock is entitled to cast 7.49% of such votes. Only holders of common stock and preferred stock of record at the close of business on May 15, 2008, will be entitled to vote at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table below sets forth information, as of April 24, 2009, with respect to the beneficial ownership of shares of the Company by each person who is known to us to be the owner of five percent of our outstanding stock, by each Director or nominee for Director, by each of the executive officers named in the Compensation Table contained at page 14 hereof, and by all Directors and executive officers as a group. Unless otherwise noted, the person named has sole voting and investment power over the shares reflected opposite his name.

Name	Outstanding Shares Beneficially Owned (A)	Options, Warrants and Benefit Plan Shares Exercis- able and Notes Convertible Within 60 Days (B)	Total Shares Beneficially Owned Assuming Exercise or Conversion of Column (B) Shares (C)	Percent of Beneficial Ownership	Percent of Shares Entitled to Vote at the Meeting (15)

John Hancock Financial Services, Inc. (“Hancock") 57th Floor, 200 Clarendon Street Boston, Massachusetts 02117	764,378 (1)	None	764,378 (1)	7.49%	7.49%
7HBF, Ltd. (“7HBF”) 5070 Mark IV Parkway Fort Worth, Texas 76106	1,865,300(2)	None	1,865,300 (2)	18.82%	18.27%
The William M. Beard and Lu Beard 1988 Charitable Unitrust (“Unitrust”) Harvey Parkway, 301 N.W. 63rd Street, Suite 400 Oklahoma City, OK 73116	1,078,958 (3)	None	1,078,958 (3)	10.88%	10.57%
Allan R. Hallock Trust (“ARH Trust”) #2 Cleek Way Columbine Valley, CO 80123	549,923 (4)	962 (4)	550,885 (4)	5.56%	5.39%
W. M. Beard Harvey Parkway, 301 N.W. 63rd Street, Suite 400 Oklahoma City, OK 73116	2,873,181 (5)	None	2,873,181 (5)	28.99%	28.14%
Lu Beard Harvey Parkway, 301 N.W. 63rd Street, Suite 400 Oklahoma City, OK 73116	1,081,476 (6)	None	1,081,476 (6)	10.91%	10.59%
Herb Mee, Jr. Harvey Parkway, 301 N.W. 63rd Street, Suite 400 Oklahoma City, OK 73116	875,464 (7)	None	875,464 (7)	8.83%	8.58%
Allan R. Hallock	553,673 (8)	962 (8)	554,635 (8)	5.59%	5.42%
Harlon E. Martin, Jr.	130,592 (9)	None	130,592 (9)	1.32%	1.28%
All directors and executive officers as a group (8 in number)	4,199,243(10)	10,962	4,210,205(11)	42.43%(10)	41.13%(11)

(1)

Includes 468,060 common shares and 27,838 preferred shares which were convertible into 296,318 common shares on April 24, 2008. Hancock owns 100% of our issued and outstanding preferred stock. All shares are owned directly and are held by Hancock on behalf of itself and affiliated entities.

(2)

Includes 1,865,300 common shares which are owned directly by 7HBF and are deemed to be owned indirectly by 7HBF Management Company, Ltd. (“Management”) as general partner. Randall W. Harvison and John D. Harvison are managers of Management and may be deemed to have beneficial ownership of such shares; however, they disclaim any beneficial ownership of such securities.

(3)	Includes 1,078,958 common shares which are owned directly by the Unitrust, of which Mr. Beard and his wife, Lu Beard, serve as co-trustees and share voting and investment power.

(4)

Includes 549,923 common shares and 962 presently exercisable warrants exercisable at $0.80 per share, all of which are owned directly by the ARH Trust of which Mr. Hallock serves as trustee and has sole voting and investment power.

(5)

Includes 1,371,831 shares owned directly by Mr. Beard as to which he has sole voting and investment power; 1,078,958 shares owned directly by the Unitrust as described in footnote (3) above; 72,428 shares held by the William M. Beard Irrevocable Trust "A," 90,348 shares held by the William M. Beard Irrevocable Trust "B," and 125,322 shares held by the William M. Beard Irrevocable Trust "C" (collectively, the "Beard Irrevocable Trusts") of which Messrs. Beard and Herb Mee, Jr. are trustees and share voting and investment power; 10,106 shares each held by the John Mason Beard II Trust and by the Joseph G. Beard Trust as to which Mr. Beard is the trustee and has sole voting and investment power; 3,834 shares held by the Rebecca Banner Beard Lilly Living Trust as to which Mr. Beard is a co-trustee and shares voting and investment power with his daughter; 80,250 shares held by (the 401(k) Trust for the account of Mr. Beard as to which he has sole voting and investment power; and 29,998 shares held by B & M Limited, a general partnership (“B&M”), of which Mr. Beard is a general partner and shares voting and investment power with Mr. Mee. Excludes 211,847 shares held in the Company’s 2003-2 Deferred Stock Compensation Plan (the “DSC Plan”) which will be distributed in annual installments of approximately 42,370 shares per year from 2010 through 2014 pursuant to his binding election under the Plan, and 2,518 shares owned by his wife as to which Mr. Beard disclaims beneficial ownership.

(6)

Includes 1,078,958 shares owned by the Unitrust, of which Mr. and Mrs. Beard serve as co-trustees and share voting and investment power. Also includes 2,518 shares owned directly by Mrs. Beard as to which she has sole voting and investment power.

(7)

Includes 220,640 shares owned directly by Mr. Mee as to which he has sole voting and investment power; 110,635 shares held by Mr. Mee and Marlene W. Mee, his wife, as joint tenants as to which he shares voting and investment power with Mrs. Mee, 9,200 shares held by Mee Investments, Inc., as to which Mr. Mee has sole voting and investment power; 29,998 shares held by B & M as to which Mr. Mee shares voting and investment power with Mr. Beard but as to which Mr. Mee has no present economic interest; and 216,893 shares held by the 401(k) Trust for the account of Mr. Mee as to which he has sole voting and investment power. Also includes 288,098 shares held by the Beard Irrevocable Trusts as to which Mr. Mee is a co-trustee and shares voting and investment power with Mr. Beard but as to which Mr. Mee has no pecuniary interest and disclaims beneficial ownership. Excludes 71,292 shares reserved in Mr. Mee’s account in the DSC Plan which will be distributed in annual installments of 23,764 shares per year from 2010 through 2012 pursuant to his binding election under the Plan, and 66 shares owned by Mrs. Mee, as to which Mr. Mee disclaims beneficial ownership.

(8)

Includes 549,923 common shares, and 962 presently exercisable warrants which are exercisable at $0.80 per share, all of which are owned directly by the ARH Trust of which Mr. Hallock serves as trustee and has sole voting and investment power. Also includes 3,750 shares held by an IRA for the benefit of Mr. Hallock as to which he has sole voting and investment power.

(9)	Includes 130,592 shares held directly by Mr. Martin as to which he has sole voting and investment power.

(10)

Includes 2,687,720 shares as to which directors and executive officers have sole voting and investment power and 1,511,523 shares as to which they share voting and investment power with others. Shares reflect the applicable ownership of Column (A) shares. Percentage represents the percent of Column (A) Shares.

(11)

Includes 2,698,682 shares as to which directors and executive officers have sole voting and investment power and 1,511,523 shares as to which they share voting and investment power with others. Shares reflect the applicable ownership of Column (C) shares. Percentage represents the percent of Column (C) Shares.

(12)	Percentage represents the percent of Column (A) Shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Charitable Unitrust.William M. Beard and Lu Beard, as trustees of the William M. Beard and Lu Beard 1988 Charitable Unitrust (the “Unitrust”) have provided loans in varying amounts up to a maximum of $3,349,000 at an interest rate of 10% since April of 2000 subject to the terms of a promissory note and a letter loan agreement that have been amended and restated from time to time. In June of 2004 the loan was paid down to $2,785,000 and the term was extended to April 1, 2006. In February of 2005 the loan (the “Term Loan”) was paid down to $2,782,900. The Term Loan has since been extended three times, most recently to April 1, 2010, and in March of 2008 the Term Loan was paid down to $2,250,000. The note is secured by the McElmo Dome Collateral (see below).

In May 2004 the Unitrust also purchased $500,000 of 10% Participating Notes due November 30, 2006, in connection with a $1,200,000 private placement of our notes (the “Participating Notes”). Purchasers of the notes also received their proportionate share of a $568,000 production payment (the “Production Payment”) due November 30, 2006. The notes bore interest at an annual rate equal to the Wall Street Journal Prime Rate plus 4%, with a floor of 10%. We paid interest only until November 30, 2004, and then began amortizing the notes with equal payments of principal and interest over the ensuing eight quarters. The Unitrust borrowed the funds for this purchase from Boatright Family, L.L.C. (“Boatright”) which, prior to the transaction, was an unrelated third party. As a result of warrants acquired in connection with the transaction, Boatright became the beneficial owner of more than five percent of our common stock, but is no longer a related person. As a further condition of the loan from Boatright, a Deed of Trust, Assignment of Production, Security Agreement and Financing Statement was recorded against our working and overriding royalty interests in the McElmo Dome Field in Colorado (the “McElmo Dome Collateral”) pursuant to which Boatright was granted a security interest pari passu with the Unitrust. The assets serving as collateral for these debt instruments had a recorded value on our books of $241,000 as of December 31, 2008.

In June of 2005 we commenced a private placement of up to $2,004,102 of 12% convertible subordinated notes due August 31, 2009 (the “2009 Notes”). As part of the offering, holders of the remaining $804,102 of Participating Notes were given the right to exchange such notes for the 2009 Notes. In connection with the offering we assumed the obligation to pay the note owed by the Unitrust to Boatright which had a current principal balance of $388,818 in exchange for the Unitrust’s release of our $384,102 obligation under our Participating Note that it held, plus $4,716 in cash. Boatright then purchased $390,000 of the 2009 Notes as a renewal and extension of the $388,818 owed to it that we assumed from the Unitrust, plus $1,182 in cash. Boatright retained its lien in the McElmo Dome Collateral to secure our obligations with respect to the $390,000 of Notes.

In October of 2006 we commenced a private placement of up to $700,000 of Series A 12% convertible subordinated notes due August 30, 2008 (the “Series A Notes”) and $568,000 of Series

B 12% convertible subordinated notes due August 31, 2009 (the “Series B Notes”). As part of the offering, holders of the $568,000 of Production Payments were given the right to exchange their Production Payments for the Series B Notes, and all of the holders elected to exchange. The Unitrust received $236,667 of Series B Notes in exchange for its share of the Production Payments, and also purchased $13,333 of the Series A Notes. The Series A and Series B Notes were unsecured, and had a conversion price of $1.00 per share. We paid interest only on a semi-annual basis until their respective maturity dates, at which time we were to make a balloon payment of the outstanding principal balance plus accrued and unpaid interest. In September of 2008 the Unitrust converted its Series A and B Notes into 250,000 shares of common stock and received payment for the accrued interest.

Between September 5th and October 3rd of 2007 the Unitrust loaned us an additional $98,000 on a short-term basis to help alleviate the liquidity problem engendered by Kinder Morgan’s suspending the distribution of our McElmo Dome CO2 runs while they resolved a problem they had created with regard to the proper method of charging partners for costs of the Goodman Point Expansion within the McElmo Dome Unit. The Unitrust charged interest, totaling $3,884, at prime plus one-half percent, on this loan which was paid on March 27, 2008.

The largest aggregate amount of principal outstanding to the Unitrust during fiscal year 2008 was $3,130,900, including the $2,782,900 principal balance of the Term Loan, the $250,000 owed on the Series A and Series B Notes, and the $98,000 short-term loan. Interest in the total amount of $934,507 was paid to the Unitrust in 2008 on such indebtedness. The accrual included interest in connection with the Term Loan, the Series A and Series B Notes, and the short-term loan. All accrued interest on the Term Loan, totaling $696,905, was paid on March 27, 2008, when the principal balance thereof was reduced to $2,250,000.

Allan R. Hallock Trust.In December of 2004 we commenced a private placement of $2,100,000 of 12% convertible subordinated notes due February 15, 2010 (the “2010 Notes”). The Allan R. Hallock Trust (the “ARH Trust”), of which our director, Allan R. Hallock, is the Trustee and a beneficiary, purchased $60,000 of such notes in December of 2004. We paid interest only on a semi-annual basis beginning August 15, 2005, and were to continue such payments until the maturity date, at which time we were to make a balloon payment of the outstanding principal balance plus accrued and unpaid interest. The notes were originally secured by a security interest in certain of Beard Technologies, Inc.’s production equipment which was subsequently released following the financing of our Pinnacle Project in West Virginia. The notes had a conversion price of $1.00 per share. In September of 2008 the ARH Trust converted its notes into 60,000 shares of common stock and received payment for the accrued interest.

In connection with the private placement of 2009 Notes described above, the ARH Trust purchased $100,000 of such notes in July of 2005 and an additional $60,362 of notes in February of 2006. We paid interest only on a semi-annual basis beginning February 28, 2006, and were to continue such payments until the August 31, 2009 maturity date, at which time we were to make a balloon payment of the outstanding principal balance plus accrued and unpaid interest. The notes are unsecured. The offering provided that all notes issued before November 30, 2005 would have a conversion price of $2.25 per share. The notes purchased by the ARH Trust in 2005 were convertible into our common stock at an initial conversion price of $2.25 per share; the notes purchased in 2006 were convertible at $1.325 per share. In December of 2008 the ARH Trust converted its 2009 Notes into 90,000 shares of common stock and received payment for the accrued interest and the fractional share.

In connection with the private placement of Participating Notes described above, the ARH Trust purchased $200,000 of such notes in May of 2004 and also received a $94,667 Production Payment.

The $200,000 note had been paid down to $102,730 at year-end 2005, and the remaining principal balance thereof was retired in November of 2006. In connection with the private placement of Series B Notes described above, the ARH Trust exchanged its $94,667 Production Payment for an equivalent amount of such notes in October of 2006.

The largest aggregate amount of principal outstanding to the ARH Trust during fiscal year 2008 was $315,029, including the $60,000 of 2010 Notes, the $160,362 of 2009 Notes and the $94,667 of Series B Notes. Interest in the total amount of $37,090 was paid to the ARH Trust in 2008 on such indebtedness.

FCP Trust.In connection with the private placement of 2010 Notes described above, the FCP Trust in December of 2004 purchased $90,000 of such Notes. In connection with the private placement of Series A Notes described above, the FCP Trust in October of 2006 purchased $15,000 of these Notes. On September 17, 2007, the FCP Trust loaned us an additional $50,000 in exchange for a short-term 12% note due on March 17, 2008, and was also given a 2007 Warrant to purchase a total of 5,000 shares of our common stock at $0.80 per share.

The largest aggregate amount of principal outstanding to the FCP Trust during fiscal year 2008 was $155,000, including the $90,000 of 2010 Notes, the $15,000 of Series B Notes, and the $50,000 short-term note. Interest in the total amount of $16,663 was paid to the FCP Trust in 2008 on such indebtedness.

Investments in Geohedral LLC (“Geohedral”).During 2008, investments were made by various officers and directors of the Company, and their affiliates, in Geohedral LLC, the Company’s 23.16375%-owned subsidiary involved in a mining project in southern Alaska. Such investments were made to enable Geohedral to (i) stake and file claims to certain lands in Alaska which Geohedral believes to contain significant quantities of magnetite, ilmenite and other precious minerals, and (ii) subsequently drill core holes and pay for the cost of assays to verify the presence and amount of such minerals. A total of $4,795,000 was raised during 2008 for such purpose by Geohedral, including $379,885 from the Company, $561,500 from the Unitrust, $84,225 by Hallock Oil & Gas, LLC (an affiliate of Allan R. Hallock), $68,450 by Anderson Oil, Ltd. (an affiliate of Harlon E. Martin, Jr.), $28,075 by Harlon E. Martin, Jr., $31,150 by Herb Mee, Jr. (“Mee”) and by Mee and his wife as Joint Tenants, and $112,300 by KA PRI Associates, LLC (an affiliate of Ford C. Price).

Policies and Procedures for Review, Approval or Ratification of Related Party Transactions

The Company does not have formal written policies or procedures regarding the review, approval or ratification of transactions with related parties. However, it has been the practice of the Company to obtain independent director approval of such transactions and the Company plans to continue such practice.

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

(Proposal No. 2)

On April 29, 2009, the Audit Committee appointed Cole & Reed, P.C. as independent accountants to audit and report on our consolidated financial statements for 2009. Cole & Reed, P.C. has audited and reported on our consolidated financial statements since 2000. Although not formally required, stockholders’ ratification of such appointment is requested. To the knowledge of management and the Audit Committee, such accountants do not have any direct, or material indirect, financial interest in us and our subsidiaries, nor have they had any connection during the past three (3) years with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Representatives of Cole & Reed, P.C. are expected to be present at the meeting. They will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

THE AUDIT COMMITTEE RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF COLE & REED, P.C.

In the event the appointment of Cole & Reed, P.C. should not be ratified by the stockholders, the Audit Committee will make another appointment, to be effective at the earliest feasible time.

VOTE REQUIRED

The holders of shares entitled to cast a majority of the votes, present in person or by proxy, constitute a quorum for the transaction of business at the meeting. The affirmative vote of holders of our stock entitled to cast a majority of the votes represented at the annual meeting will be required for the approval of the appointment of Cole & Reed, P.C., as our independent auditors for 2009. The election of directors shall be by a plurality of the vote of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

The office of our Secretary appoints an inspector of election to tabulate all votes and to certify the results of all matters voted upon at the annual meeting. Neither the corporate law of the State of Oklahoma, the state in which we are incorporated, nor our Certificate of Incorporation or By-Laws have any specific provisions regarding the treatment of abstentions and broker non-votes. It is our policy to count abstentions or broker non-votes for purposes of determining the presence of a quorum at the meeting; to treat abstentions as votes not cast but treat them as shares represented at the meeting for determining results on actions requiring the affirmative vote of a majority of the votes represented at the meeting; and to consider neither abstentions nor broker non-votes in determining the plurality required for election of Directors.

STOCKHOLDER PROPOSALS

The Board of Directors anticipates that next year’s annual meeting will be held during the first week of June 2010. Any proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders must be received by us not later than March 12, 2010, in order for the proposals to be included in the proxy statement and proxy card relating to such meeting. For any other proposal that a stockholder wishes to have considered at the 2010 annual meeting, we must receive written notice of such proposal not later than March 12, 2010. Proposals that are not received by this date will be considered untimely. In addition, proposals must comply with our bylaws and the rules and regulations of the Securities and Exchange Commission. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals were received for inclusion in this Proxy Statement.

HOUSEHOLDING AND COMBINING ACCOUNTS

We may deliver only one Proxy Statement and Annual Report to an address shared by multiple stockholders unless we receive contrary instructions from one or more of the stockholders. Any stockholder at a shared address to which a single copy of the Proxy Statement and Annual Report have been sent who would like an additional copy of this Proxy Statement and Annual Report or future copies of Proxy Statements and Annual Reports may make a written or oral request to: Hue Green, c/o The Beard Company, 301 N.W. 63rd Street, Suite 400, Oklahoma City, OK 73116. Telephone: (405) 842-2333.

Similarly, any stockholders sharing an address and currently receiving multiple copies of Proxy Statements and Annual Reports may request that only a single copy of a Proxy Statement and Annual Report be delivered to them in the future. In addition, any stockholder with multiple accounts (receiving multiple proxy cards) who wishes to consolidate the stockholder's shares into a single account can do so by making a request at the address and telephone number above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 9, 2009

This proxy statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are available to you on our website at http://www.beardco.com/governance.

THE BEARD COMPANY
By Order of the Board of Directors

Hue Green
Secretary

Oklahoma City, Oklahoma
June 1, 2009